Exhibit 10.9
                                                           Certain portions of
                                                           this Exhibit have
                                                           been omitted and
                                                           filed separately
                                                           pursuant to a request
                                                           for confidential
                                                           treatment. The Symbol
                                                           "****" has been
                                                           inserted in place of
                                                           the portions so
                                                           omitted.


Between           MAUSER-WERKE GMBH
                  SCHILDGESSTR. 71-163
                  50321 BRUHL
                  FEDERAL REPUBLIC OF GERMANY


                  hereinafter referred to as "MAUSER"


and               RUSSELL-STANLEY CORPORATION
                  230 HALF MILE ROAD
                  RED BANK, NEW JERSEY 07701
                  UNITED STATES OF AMERICA


                  hereinafter referred to as "RUSSELL-STANLEY"



                               KNOW HOW AND PATENT
                               LICENSING AGREEMENT

                                    PREAMBLE

MAUSER possesses several years of experience and knowledge in the manufacture and marketing of blown plastic containers made of thermoplastic synthetic materials. MAUSER has developed its own machines, appliances and molds for the production of such containers.

The experience for the manufacture of blown plastic containers, as developed by MAUSER, relates in particular to:

-        the processing of plastics
-        the industrial design of blown containers
-        the design of production plants and equipment
- selling and marketing, e.g. the special points relating to this market of plastic packagings, the relevant selection of suitable plastic containers for particular products, information on previously used and new fields of application and also publicity to this market as developed by MAUSER
- the design of plastic containers which comply with the requirements called for under international transport and packing regulations (especially concerning dangerous products)
-        testing procedures for the operation of plastic containers
-        quality control

- possibilities of exchange of experience on the occasion of MAUSER Know How Conferences

RUSSELL-STANLEY intends to manufacture and market in the United States of America plastic container of the types according to the MAUSER PATENT RIGHTS and the MAUSER KNOW HOW, all as defined in Article I hereof.

Therefore, the contracting parties agree as follows:


                                    ARTICLE 1

                          LICENSED ARTICLE AND KNOW HOW

LICENSED ARTICLE refers to lid type or open top plastic drums made with or otherwise involving any of the KNOW HOW made available by MAUSER under this Agreement and made in accordance with the United States Letters Patent No. 4,177,934.

This Patent is the contractual PATENT RIGHT.


                                    ARTICLE 2

                                USE OF TRADEMARKS

RUSSELL-STANLEY has the right to use the MAUSER trademark: No. 634.252 for the LICENSED ARTICLES.

"MAUSER" may be used on the LICENSED ARTICLES by RUSSELL-STANLEY only in connection with RUSSELL-STANLEY's own name and not as a company name.

The permission to use the trademark extends for the lifetime of the Agreement. However, it can be cancelled at half year's notice to the end of every calendar year.

In order to protect the reputation of MAUSER and MAUSER's rights in and to the Trademarks, RUSSELL-STANLEY agrees that all LICENSED ARTICLES sold by it and marked with any of MAUSER's Trademarks shall meet the highest quality standards set by MAUSER. RUSSELL-STANLEY also agrees that MAUSER shall have the right at any time on not less than two days prior written notice during ordinary business hours to inspect the premises and facilities of RUSSELL-STANLEY, to inspect the operations being conducted therein and to inspect and take samples of the LICENSED ARTICLES manufactured, assembled and/or sold by it and marked with any of MAUSER's Trademarks, in reasonable quantities, to enable MAUSER to verify that its quality standards are being met at all times.

                                    ARTICLE 3

                              CONTRACTUAL TERRITORY

TERRITORY means the United States of America and its territories and possessions.


                                    ARTICLE 4

                   LICENSE GRANT AND TRANSMISSION OF KNOW HOW

1. MAUSER hereby grants to RUSSELL-STANLEY a non-exclusive license to manufacture LICENSED ARTICLES in RUSSELL-STANLEY's plants in the TERRITORY and to sell empty LICENSED ARTICLES during the life of this Agreement in the TERRITORY in accordance with the PATENT RIGHT and the KNOW HOW.

2. Except for the delivery of documents and for assistance provided in the Agreement, MAUSER will not assume any liability for the risk of technical production, operation and commercial use of the LICENSED ARTICLE described in Article 1.

         MAUSER declares that the KNOW HOW and the PATENT RIGHT to the best knowledge of MAUSER do not infringe upon the rights of third parties with respect to the manufacture of the LICENSED ARTICLE.

3. The transmission of KNOW HOW in the TERRITORY shall be limited to the present business premises of RUSSELL-STANLEY or any relocation thereof:
         Rancho Cucamonga, California; Houston, Texas; Romeoville, Illinois; Reserve, Louisiana; Nitro, West Virginia; Camden, New Jersey. In case of establishment of a new location, RUSSELL-STANLEY shall pay a lump sum charge, the amount of which is to be negotiated in good faith to compensate MAUSER for its technical assistance in connection with the start up of said new location.

4. RUSSELL-STANLEY is not authorized to grant sublicenses under the PATENT RIGHT or to pass the MAUSER KNOW HOW to third parties.


                                    ARTICLE 5

                              TECHNICAL ASSISTANCE

1. MAUSER will provide RUSSELL-STANLEY during the life of this Agreement with all information, experience and methods, present and future, including special techniques and production secrets that are required to enable technicians of average qualifications to produce the LICENSED ARTICLES after a reasonable start-up time.

2. MAUSER will furnish RUSSELL-STANLEY with all presently existing documents, plans and drawings required for the production, use and distribution of the LICENSED ARTICLES. All documents, plans and drawings made available in accordance with this Agreement must not be used by RUSSELL-STANLEY for purposes other than the execution of this Agreement.


                                    ARTICLE 6

                          TRAINING OF SPECIALIST STAFF

1. MAUSER undertakes to acquaint specialists of RUSSELL-STANLEY on MAUSER's production premises with the manufacture and use of the LICENSED ARTICLES. In supplementation of any plans and drawings that may have been made available, suitable specialists of MAUSER will give further verbal information, explanations and normal additional instructions for a better understanding of the KNOW HOW.

2. Details of the technical instructions shall be fixed by separate agreements between the contracting parties. Their agreements shall relate in particular to the regulation of:

-        the number and duration of instruction courses;

- the number and technical qualification of the specialists of RUSSELL-STANLEY to be instructed; and

-        the lodging, boarding, liability and insurance of the specialists.

3. The contracting parties agree that all expenses directly incurred by personnel of RUSSELL-STANLEY during the training courses, in particular travel and daily expenses and salaries, will always be at RUSSELL-STANLEY's charge. However, expenses and costs for MAUSER personnel for the training and instruction of personnel of RUSSELL-STANLEY will be borne by MAUSER. Should MAUSER, however, at the request of RUSSELL-STANLEY send specialists to The United States of America, the travel and daily expense and salaries for such specialists will be borne by RUSSELL-STANLEY.

                                    ARTICLE 7

                                     SECRECY

RUSSELL-STANLEY is under strict obligation to keep secret the documents received from MAUSER and the KNOW HOW transmitted by MAUSER from the commencement of negotiations of this Agreement and during its life. Such obligation to secrecy shall continue even after termination of this Agreement for any cause. Except for information (a) which enters the public domain without the fault or negligence of RUSSELL-STANLEY or (b) which RUSSELL-STANLEY receives from a third party who is legally entitled to such information and to communicate it to RUSSELL-STANLEY. RUSSELL-STANLEY undertakes to take all precautionary measures necessary for the maintenance of such secrecy (also for their employees).


                                    ARTICLE 8

                           KNOW HOW FEES AND ROYALTIES

For LICENSED ARTICLES manufactured under this Agreement RUSSELL-STANLEY shall pay to MAUSER until 31.12.1996 a combined royalty and KNOW HOW fee of **** of the net invoice value of all LICENSED ARTICLES manufactured or sold by RUSSELL-STANLEY under the authority of this Agreement.

Starting from January 1st, 1997 the combined royalty and KNOW HOW fee will be **** of the net invoice value per LICENSED ARTICLE.

The net invoice value shall be deemed to be the sales price billed by RUSSELL-STANLEY after deduction of taxes on sales, and/or turnover and/or the added value, costs for packaging, transport and insurance, credits and returns and customery trade discounts. Where material is supplied free of charge, its current value shall be added to the sales price.

If taxes are payable in the United States of America on the KNOW HOW fee, RUSSELL-STANLEY shall be responsible for the payment of such taxes and shall remit MAUSER the net amount due to MAUSER after deduction of such taxes.

RUSSELL-STANLEY shall observe the Double Taxation Agreement between the United States of America and the Federal Republic of Germany when deducting such taxes and shall furnish MAUSER with all receipts issued for such taxes deducted by RUSSELL-STANLEY and paid to the revenue authorities in the TERRITORY.


                                    ARTICLE 9

                       KNOW HOW FEE ACCOUNTS AND PAYMENTS

1. RUSSELL-STANLEY shall maintain complete records at its Corporate Headquarters relating to licensed production and sales. Within 30 (thirty) days after the end of each calendar quarter of this Agreement up to and including the end of the calendar quarter following termination of this Agreement RUSSELL-STANLEY shall render a written report to MAUSER listing the total net sales of the LICENSED ARTICLE produced and sold by RUSSELL-STANLEY during such calendar quarter and the royalty due thereon. Each report so rendered shall be accompanied by the required royalty payment.

2. MAUSER shall have the right during normal business hours on 3 (three) days prior written notice at its own expense and not more than once in any calendar quarter to have the pertinent records of RUSSELL-STANLEY examined by an independent certified public accountant for the purpose of verifying the reports rendered hereunder, provided, however, any report of the accountant to MAUSER shall be made in such a manner that all information properly deemed confidential by RUSSELL-STANLEY will not be disclosed to MAUSER and further provided that in the event MAUSER's accountants' report is not accepted by RUSSELL-STANLEY or acceptable adjustments made thereon, confidential information may be disclosed as necessary to MAUSER and its attorneys.


                                   ARTICLE 10

                                LIFE OF AGREEMENT

1. This Agreement will come into effect on being signed by the latest contracting party commencing with January 1, 1995. Therefore, the first contract year will end on December 31, 1995. The first contractual period will be five years.

2. After December 31, 1999, this Agreement will be tacitly renewed by periods of one year each, unless notice of cancellation by registered letter is given by either contracting party not later than six months before expiry of any contract year. All notices given pursuant to this
         Article 10.2 shall be in writing and delivered by facsimile transmission and confirmed by international overnight delivery service, delivery receipt requested, or the functional equivalent thereof at the time of notice. Decisive date for the observance of the period of notice shall be the date of receipt of the notice.

3. MAUSER has the right to cancel this Agreement by written notice of cancellation and with immediate effect for any of the following, if

         RUSSELL-STANLEY is in default of a material obligation resulting from this Agreement, especially with the payment of the KNOW HOW and License fees, or has violated material obligations under the Agreement and has not remedied such violation within three months after receipt of a corresponding notice by MAUSER to do so,

         RUSSELL-STANLEY undertakes measures which are a material breach of trust and/or breach of secrecy,

         ****

4. RUSSELL-STANLEY has the right to cancel this Agreement by written notice of cancellation and with immediate effect, if

- MAUSER does not fulfill material obligations under this Agreement within three months after having received a corresponding notice to do so,

5. In the event of any adjudication of bankruptcy, assignment for the benefit of creditors or levy of execution directly involving RUSSELL STANLEY or MAUSER, the other shall have the immediate right to terminate this Agreement by giving written notice to the other party hereto,

6. In the event of a premature termination of this Agreement by cancellation all rights of RUSSELL-STANLEY arising from this Agreement will cease by the latest two months after receipt of the notice of cancellation. The contractual KNOW HOW fees shall be payable until that date, when RUSSELL-STANLEY loses its rights resulting from this Agreement.

7. Within one month after expiry or termination of this Agreement for any cause RUSSELL-STANLEY shall return all documents and drawings received from MAUSER. Upon the termination of this Agreement all rights of the contracting parties from this Agreement will cease, with the exception of those provided in its Article 7 (Secrecy).

8. Should this Agreement expire in accordance with paragraph 10.2 hereof, RUSSELL-STANLEY shall have the absolute non-exclusive right to use the Know How forever thereafter free of any and all royalties and fees.

9.       ****.


                                   ARTICLE 11

                          APPLICABLE LAW, JURISDICTION

1. This Agreement has been drawn up in English. Any amendments and additions to this Agreement must be made in writing and signed by both parties to become valid.

2. The contracting parties have agreed that as a whole and in all its individual provisions this Agreement is subject to German substantive and procedural law, except for the PATENT RIGHT which falls under the patent law of the United States of America.

3. Any and all disputes arising from or in connection with the execution, delivery, performance or interpretation and construction of this Agreement shall be submitted to binding arbitration before a single arbitrator in Zurich, Switzerland, in accordance with the rules and regulations of the International Chamber of Commerce except that where such rules and regulations differ from the provisions of this Article
         12.3 the latter shall govern. There shall be no discovery, the arbitrator shall be selected within 30 days of the service of the written demand for arbitration, the first hearing shall be conducted within 60 days of the service and shall continue day to day until completed. The decision shall be rendered within 15 business days from the date of the last hearing, shall set forth the decision and the reasons for same and shall be unappealable except for fraud or bias. The loser shall pay all the administrative costs of the arbitration and the winners costs including without limitation attorneys' fees, experts' fees, reasonable travel and living costs. The winning party shall have the right to seek confirmation of the arbitrator's award in any of competent jurisdiction over the losing party without objection.


                                   ARTICLE 12

                               SUBSTITUTION CLAUSE

Should any individual provision Of this Agreement be or become void, or should a gap be ascertained in this Agreement, the validity of the other provisions shall not be affected thereby. As a substitute for the provision, which is void or inoperative, or for the purpose of filling the gap, an appropriate arrangement shall be valid, which, if it is legally possible, shall be as close as possible to what the contracting parties would have reasonably intended, had they considered that point. If a provision is void or inoperative owing to measures or outputs or times (periods or time limits) indicated therein, this shall be replaced by a measure which is as close as legally possible to the provision in question.


                                   ARTICLE 13

The parties to this Agreement are aware that their contractual relationship has been renewed by a group of agreements signed today, namely

1.       KNOW HOW and LICENSING AGREEMENT L-Ring USA;

2.       LICENSING AGREEMENT L-RING Canada;

3.       KNOW HOW and LICENSING AGREEMENT Open Top USA and

4. LICENSING AGREEMENT L-Ring USA between RUSSELL-STANLEY CORP. and HUNTER DRUM LTD.

5. Release of any rights and obligations under the L-RING AGREEMENT of January 1, 1995.



Bruhl,     26.06.1995                   Red Bank,
       _____________________________              _____________________________


MAUSER-WERKE                            RUSSELL-STANLEY
     G M B H                                CORPORATION



By /s/Dr. Burgdorf     /s/Effnert       By  /s/John Priesing
  __________________________________      _____________________________________
  Dr. Burgdorf            Effnert         John Priesing
  (Chief Exec. Officer)   (Director)      (President)